EXHIBIT 32                                     Section 1350 Certifications

We certify, to the best of our knowledge, based upon a review of the Form 10-Q Quarterly Report for the quarterly period ended June 30, 2022, of T. Rowe Price Group, Inc., that:
(1) The Form 10-Q Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Form 10-Q Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.

July 28, 2022

/s/ Robert W. Sharps
Chief Executive Officer and President

/s/ Jennifer B. Dardis
Vice President, Chief Financial Officer and Treasurer